Exhibit 5.1

May 15, 2020

The Board of Directors
NovaBay Pharmaceuticals, Inc.
2000 Powell Street, Suite 1150
Emeryville, CA 94608

Re: Form S-1 Registration Statement

Dear Ladies and Gentlemen:

We have acted as counsel to NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale from time to time, on a delayed or continuous basis, by the selling stockholders of the Company, as detailed in the Registration Statement (the “Selling Stockholders”), of up to 10,205,644 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares were issued by the Company to the Selling Stockholders in a series of completed private placement transactions as more fully described in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined and relied upon originals or copies certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates, records and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including the (i) Registration Statement, (ii) the Company’s Unit Purchase Agreement, dated September 13, 2012, (iii) the Company’s Common Stock Purchase Agreement, dated November 25, 2013, (iv) the Securities Purchase Agreement, dated February 16, 2016, (v) the Company’s Securities Purchase Agreement, dated April 4, 2016 (together with (ii), (iii) and (iv), the “Agreements”), (vi) the governing documents of the Company and (vii) resolutions of the Board of Directors of the Company and authorized committees thereof. In addition, we have also reviewed and investigated such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

In rendering our opinions set forth below, we have assumed without independent investigation or verification: (i) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (ii) the genuineness of all signatures, (iii) the conformity to authentic originals of all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents and (iv) the legal capacity for all purposes relevant hereto of all natural persons and entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us. We have also assumed, with respect to all parties to the Agreements and other agreements, records, certificates, documents and instruments relevant hereto, other than the Company, that (1) such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform all obligations pursuant to such agreements, records, certificates, documents or instruments, (2) such agreements, records, certificates, documents or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, (3) such agreements, records, certificates, documents or instruments are the valid, binding and enforceable obligations of such parties and (4) none of the agreements, records, certificates, documents or instruments we reviewed and that were submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing. As to all questions of fact material to our opinions expressed herein, and as to materiality of any fact or other matter referred to herein, we have relied upon, and have made no independent investigation of, representations and certificates of officers and representatives of the Company and the information provided by the Selling Stockholders and of public officials.

Based on and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the substantive laws of the State of Delaware that are relevant to the subject matter of the opinions, and are given on the basis of the law and the facts existing as of the date hereof. We do not express any opinion herein concerning the laws of any other state, country or jurisdiction. We express no opinion as to (i) compliance with any federal or state securities laws, including the securities laws of the State of Delaware, or (ii) the securities laws of any other country or jurisdiction. Our opinions are based on applicable constitutions, statutes, regulations and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, or if we become aware of any fact or circumstance that might change any opinion after the date hereof. Accordingly, we assume no obligation to revise, update or supplement the opinions rendered herein should any such changes occur after the date hereof or to advise you of any such changes.

This opinion letter is provided for use solely in connection with the Shares while the Registration Statement remains effective, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated above.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP Squire Patton Boggs (US) LLP